SCP Pool Corporation

Craig K. Hubbard
Chief Financial Officer
985-892-5521 x 5117
craig.hubbard@scppool.com

SCP POOL PROJECTS CONTINUED GROWTH

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COVINGTON, LA (May 6, 2003) – Speaking today at the annual meeting of stockholders, Wilson B. (Rusty) Sexton, Chairman of the Board, said that the stockholders elected Andrew W. Code, James J. Gaffney, Manuel J. Perez de la Mesa, Robert C. Sledd, John E. Stokely, Harlan F. Seymour, and himself as directors. Stockholders also ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2003. Mr. Sexton stated, “We are optimistic about the potential for the swimming pool industry and pleased with how SCP is executing in realizing its objectives”.

SCP Pool Corporation is the largest independent wholesale distributor of swimming pool supplies and related products. Currently, the Company operates 192 service centers in North America and Europe, through which it distributes more than 60,000 national brand and private label products to approximately 45,000 customers.